RCM TECHNOLOGIES, INC.         Tel:856-486-1777
2500 McClellan Avenue          Fax:856-488-8833
Pennsauken, NJ 08109-4613      info@rcmt.com
                               WWW.rcmt.com




                             P R E S S R E L E A S E

          RCM TECHNOLOGIES, INC. ANNOUNCES RESULTS FOR FIFTY-TWO WEEKS
                   AND THIRTEEN WEEKS ENDED DECEMBER 29, 2007

Pennsauken, NJ - March 19, 2008 -- RCM Technologies, Inc. (NASD: RCMT) today announced financial results for the fifty-two weeks and thirteen weeks ended December 29, 2007.

The Company announced revenues of $214.2 million for the fifty-two weeks ended December 29, 2007, up from $201.9 million for the fifty-two weeks ended December 30, 2006 (comparable prior year period). Net income for the fifty-two weeks ended December 29, 2007 was $6.8 million, or $0.54 per diluted share, as compared to net income of $6.4 million, or $0.53 per diluted share, for the comparable prior year period. The net income for the 2006 period included a $1.3 million income tax credit, or $0.11 per diluted share. There was no income tax credit in the 2007 period.

Operating income for the fifty-two weeks ended December 29, 2007 was $10.1 million, or $0.81 per diluted share, up from $7.8 million, or $0.64 per diluted share, for the comparable period.

Net income before stock-based compensation (1) for the fifty-two weeks ended December 29, 2007 was $7.2 million, or $0.57 per diluted share, and excludes net equity-based compensation expense of $411,000. Net income before equity-based compensation (1) for the fifty-two weeks ended December 30, 2006 was $7.3 million, or $0.61 per diluted share, and excludes net equity-based compensation expense of $956,000.

Net income for the fifty-two weeks ended December 29, 2007 includes income of $480,000 ($800,000, net of income taxes of $320,000), or $0.04 per diluted share, from a legal settlement. No such income was realized during the comparable prior year period.

For the fifty-two weeks ended December 29, 2007, earnings before interest, income taxes, depreciation and amortization, or EBITDA, was $12.4 million, or $0.99 per diluted share, as compared to $9.2 million, or $0.77 per diluted share, for the comparable prior year period. EBITDA for the 2007 period includes income of $800,000 from a legal settlement, as discussed above.

The Company announced revenues of $48.8 million for the thirteen weeks ended December 29, 2007, down from $54.2 million for the thirteen weeks ended December 30, 2006 (comparable prior year period). Net income for the thirteen weeks ended December 29, 2007 was $1.6 million, or $0.13 per diluted share, as compared to net income of $2.3 million, or $0.19 per diluted share, for the comparable prior year period. The net income for the thirteen weeks ended December 30, 2006 included a $1.0 million income tax credit, or $0.08 per diluted share. There was no income tax credit in the 2007 period.

Operating income for the thirteen weeks ended December 29, 2007 was $2.4 million, or $0.20 per diluted share, up from $2.2 million, or $0.18 per diluted share for the comparable period.

Net income before stock-based compensation (1) for the thirteen weeks ended December 29, 2007 was $1.9 million, or $0.15 per diluted share, and excludes net equity-based compensation expense of $259,000. Net income before equity-based compensation(1) for the thirteen weeks ended December 30, 2006 was $2.6 million, or $0.21 per diluted share, and excludes net equity-based compensation expense of $263,000.

For the thirteen weeks ended December 29, 2007, EBITDA was $2.8 million, or $0.23 per diluted share, as compared to $2.6 million, or $0.22 per diluted share, for the comparable prior year period.

Leon Kopyt, Chairman and CEO of RCM, commented: "We are pleased to report that revenues and operating income for the 2007 fiscal year increased on a comparable year basis by 6% and 30% respectively. Operating income in the second half of the year was higher by approximately 7% over the first half despite moderately lower revenues in the second half. Although we anticipate a challenging business environment in the first half of 2008, we believe that we can achieve respectable performance levels long term based on a sound business strategy, solid fundamentals and continued financial discipline."

About RCM
RCM Technologies, Inc. is a premier provider of business and technology solutions designed to enhance and maximize the operational performance of its customers through the adaptation and deployment of advanced information technology and engineering services. RCM is an innovative leader in the design, development and delivery of these solutions to commercial and government sectors for more than 35 years. RCM's offices are located in major metropolitan centers throughout North America. Additional information can be found at www.rcmt.com.

The Statements contained in this release that are not purely historical are forward-looking statements within the Private Securities Litigation Reform Act of 1995 and are subject to various risks, uncertainties and other factors that could cause the Company's actual results, performance or achievements to differ materially from those expressed or implied by such forward-looking statements. Forward looking statements include, but are not limited to, those relating to demand for the Company's services, expected demand for our services and expectations regarding our revenues, the Company's ability to continue to utilize goodwill, to continue to increase gross margins, to achieve and manage growth, to develop and market new applications and services, risks relating to the acquisition and integration of acquired businesses, the ability of the Company to consummate acquisitions as to which it executes non-binding letters of intent, demand for new services and applications, timing of demand for services, industry strength and competition and general economic factors. Investors are directed to consider such risks, uncertainties and other factors described in documents filed by the Company with the Securities and Exchange Commission.


(1) On January 1, 2006, the Company adopted the provisions of SFAS No. 123(R), "Share-Based Payment," on a modified prospective basis, which required the Company to record equity-based compensation expense for all awards granted after the date of adoption and for the unvested portion of previously granted awards outstanding as of the date of adoption.

For the purposes of performing the calculation of net income before equity-based compensation expense, all equity-based compensation expense, net of income tax, is added back to net income as calculated in accordance with accounting principles generally accepted in the United States (US GAAP). Net income before equity-based compensation expense is not a measurement calculated in accordance with US GAAP, and is not intended to be a replacement for, or to be considered to be more important than, net income calculated in accordance with US GAAP. As the calculation of net income before equity-based compensation expense is not performed in accordance with US GAAP, the Company believes that the utility of the calculation is significantly limited, and that the measure should only be used to compare to net income year-over-year on a consistent basis. To mitigate this limitation, the Company has provided a reconciliation of net income before equity-based compensation expense to net income calculated in accordance with US GAAP, which should be the primary measurement utilized to analyze the Company's financial results. The Company does not utilize net income before equity-based compensation expense for any other purpose.

                                Tables to Follow

                             RCM Technologies, Inc.
                  Consolidated Statements of Income (Unaudited)
                    (In Thousands, Except Per Share Amounts)

                                                                    Fifty-Two Weeks Ended
                                                            ---------------------------------------
                                                            December 29, 2007       December 30,
                                                                                        2006
                                                            ------------------    -----------------
Revenues                                                             $214,209             $201,920
Gross profit (1)                                                       52,976               50,508
Selling, general and administrative (2)                                41,418               41,244
Depreciation and amortization                                           1,442                1,507
Operating income                                                       10,116                7,757
Interest income (expense), net                                             59                 (256)
Gain (loss) on foreign currency transactions                               78                  (31)
Income from legal settlement                                              800
Income before income taxes                                             11,053                7,470
Income taxes                                                            4,284                1,114
Net income                                                             $6,769               $6,356

Earnings per share (diluted)
  Net income                                                             $.54                 $.53

                                                                     Thirteen Weeks Ended
                                                            ---------------------------------------
                                                            December 29, 2007       December 30,
                                                                                        2006
                                                            ------------------    -----------------
Revenues                                                              $48,791              $54,192
Gross profit (3)                                                       13,208               13,346
Selling, general and administrative (4)                                10,408               10,722
Depreciation and amortization                                             353                  393
Operating income                                                        2,447                2,231
Interest income (expense), net                                             27                  (52)
Gain (loss) on foreign currency transactions                               25                  (15)
Income before income taxes                                              2,499                2,164
Income taxes (credit)                                                     878                 (173)
Net income                                                             $1,621               $2,337

Earnings per share (diluted)
  Net income                                                             $.13                 $.19

                             RCM Technologies, Inc.
               Summary Consolidated Balance Sheet Data (Unaudited)
                                 (In Thousands)
                            December 29, December 30,

                                                             2007                 2006
                                                        ----------------     ----------------
Cash and equivalents                                            $11,642               $2,449
Accounts receivable, net                                         45,468               48,141
Working capital                                                  43,541               38,844
Goodwill and intangible assets                                   39,937               39,998
Total assets                                                    109,714              100,040
Total liabilities                                                17,666               16,647
Stockholders' equity                                            $92,048              $83,393

(1) Reflects stock based compensation expense of $22 and $46 included in cost of services for the fifty-two weeks ended December 29, 2007 and December 30, 2006, respectively.
(2) Includes stock based compensation expense of $389 and $910 for the fifty-two weeks ended December 29, 2007 and December 30, 2006, respectively.
(3) Reflects stock based compensation expense of $16 and $16 included in cost of services for the thirteen weeks ended December 29, 2007 and December 30, 2006, respectively.
(4) Includes stock based compensation expense of $243 and $247 for the thirteen weeks ended December 29, 2007 and December 30, 2006, respectively.

                             RCM Technologies, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided by Operating Activities
                                   (Unaudited)

As used in this report, EBITDA means earnings before interest income, interest expense, income taxes, depreciation and amortization. We believe that EBITDA, as presented, represents a useful measure of assessing the performance of our operating activities, as it reflects our earnings trends without the impact of certain non-cash charges or income. EBITDA is also used by our creditors in assessing debt covenant compliance. We understand that, although security analysts frequently use EBITDA in the evaluation of companies, it is not necessarily comparable to EBITDA of other companies due to potential inconsistencies in the method of calculation. EBITDA is not intended as an alternative to cash flow provided by operating activities as a measure of liquidity, nor as an alternative to net income as an indicator of our operating performance, nor as an alternative to any other measure of performance in conformity with generally accepted accounting principles. The following is a reconciliation of EBITDA to both net income and cash flow provided by operating activities.


                                                                    Fifty-Two Weeks Ended
                                                           -----------------------------------------
                                                            December 29, 2007        December 30,
                                                                                         2006
                                                           --------------------    -----------------
                                                                        (In Thousands)
                                                           -----------------------------------------
EBITDA (1)                                                             $12,436               $9,233
Depreciation and amortization                                            1,442                1,507
Interest income (expense), net                                              59                 (256)
Income taxes                                                             4,284                1,114
                                                           --------------------    -----------------
Net income                                                              $6,769               $6,356
                                                           ====================    =================

Earnings per share (diluted)
    EBITDA                                                                $.99                 $.77
                                                           ====================    =================
    Net income                                                            $.54                 $.53
                                                           ====================    =================

    Weighted average shares outstanding                                 12,485               12,035
                                                           ====================    =================

                                                                     Thirteen Weeks Ended
                                                           -----------------------------------------
                                                            December 29, 2007        December 30,
                                                                                         2006
                                                           --------------------    -----------------
                                                                        (In Thousands)
                                                           -----------------------------------------
EBITDA ((2))                                                            $2,825               $2,609
Depreciation and amortization                                              353                  393
Interest income (expense), net                                              27                   52
Income taxes                                                               878                 (173)
                                                           --------------------    -----------------
Net income                                                              $1,621               $2,337
                                                           ====================    =================

Earnings per share (diluted)
    EBITDA                                                                $.23                 $.22
                                                           ====================    =================
    Net income                                                            $.13                 $.19
                                                           ====================    =================

    Weighted average shares outstanding                                 12,545               12,100
                                                           ====================    =================

(1) Includes stock based compensation expense of $411 and $956 for the fifty-two weeks ended December 29, 2007 and December 30, 2006, respectively.
((2)) Includes stock based compensation expense of $259 and $263 for the thirteen weeks ended December 29, 2007 and December 30, 2006, respectively.

                             RCM Technologies, Inc.
            Reconciliation of EBITDA to Net Income and Cash Provided
                       by Operating Activities (Continued)
                                   (Unaudited)

                                                                    Fifty-Two Weeks Ended
                                                           -----------------------------------------
                                                            December 29, 2007        December 30,
                                                                                         2006
                                                           --------------------    -----------------
                                                                        (In Thousands)
                                                           -----------------------------------------
Net income                                                              $6,769               $6,356
Adjustments to reconcile net income to cash
  provided by (used in) operating activities:
    Depreciation and amortization                                        1,449                1,508
    Stock based compensation expense                                       411                  956
    Provision for losses on accounts receivable                            (89)                (120)
    Deferred tax assets                                                  2,474                  827
Changes in operating assets and liabilities
    Accounts receivable                                                 (3,030)              (3,144)
    Restricted cash                                                                           8,572
    Prepaid expenses and other current assets                              244                1,132
    Accounts payable and accrued expenses                                  118               (7,666)
    Accrued compensation                                                  (780)               1,086
    Payroll and withheld taxes                                             (87)                 277
    Income taxes payable                                                 1,126               (4,180)
                                                           --------------------    -----------------

Cash provided by operating activities                                   $8,605               $5,604
                                                           ====================    =================


                                                                     Thirteen Weeks Ended
                                                           -----------------------------------------
                                                            December 29, 2007        December 30,
                                                                                         2006
                                                           --------------------    -----------------
                                                                        (In Thousands)
                                                           -----------------------------------------
Net income                                                              $1,621               $2,337
Adjustments to reconcile net income to cash
  provided by (used in) operating activities:
    Depreciation and amortization                                          355                  393
    Stock based compensation expense                                       260                  263
    Provision for losses on accounts receivable                           (244)                 (11)
    Deferred tax assets                                                    321                  972
Changes in operating assets and liabilities
    Accounts receivable                                                  1,165                  653
    Prepaid expenses and other current assets                              934                1,066
    Accounts payable and accrued expenses                                 (525)              (2,395)
    Accrued compensation                                                  (669)                (250)
    Payroll and withheld taxes                                            (218)                  27
    Income taxes payable                                                   579               (2,033)
                                                           --------------------    -----------------

Cash provided by operating activities                                   $3,579               $1,022
                                                           ====================    =================



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